Exhibit 99.4

            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1997
                    (In Thousands except per share amounts)


                                                                  Historical
                                                      --------------------------------
                                                           Sonic           Clearwater      Pro Forma       Pro Forma for
                                                      Automotive, Inc.     Dealerships     Adjustments     the Acquisition
                                                      -----------------   ------------    -------------    ----------------
REVENUES:
  Vehicle Sales                                     $   467,858            $ 108,812        $     -        $  576,670
  Parts, service and collision repair                    57,537               10,500              -            68,037
  Finance and insurance                                  10,606                2,587              94 (9)       13,287
                                                    --------------         ------------      -----------   ------------
       Total revenues                                   536,001              121,899              94          657,994
COST OF SALES                                           471,253              105,786              -           577,039
                                                    --------------         ------------      -----------   ------------
GROSS PROFIT                                             64,748              16,113               94           80,955
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES             48,520              12,226              864 (1)       60,871
                                                                                                (594)(2)
                                                                                                (145)(3)

DEPRECIATION AND AMORTIZATION                             1,322                 390             (143)(1)        1,762
                                                                                                (133)(4)
                                                                                                 326 (5)
                                                    --------------         ------------      -----------   ------------
OPERATING INCOME                                         14,906                3,497             (81)          18,322
OTHER INCOME AND EXPENSE:
  Interest expense, floor plan                            8,007                  779             (83)(6)        8,703
  Interest expense, other                                 1,199                  721            (557)(1)        2,306
                                                                                                (174)(7)
                                                                                               1,117 (8)
  Gain on sale of marketable equity securities              298                    -               -              298
  Other income                                                -                  194               -              194
                                                    --------------         ------------      -----------   ------------
    Total other expense                                   8,908                1,306             303           10,517
                                                    --------------         ------------      -----------   ------------
INCOME BEFORE INCOME TAXES AND MINORITY INTEREST         5,998                2,191            (384)           7,805
INCOME TAX PROVISION                                      2,249                    -             845 (10)      2,946
                                                                                                (148)(11)
                                                    --------------         ------------      -----------   ------------
INCOME BEFORE MINORITY INTEREST                           3,749                2,191          (1,081)          4,859
MINORITY INTEREST IN EARNINGS OF SUBSIDIARY                  47                    -               -              47
                                                    --------------         ------------      -----------   ------------
NET INCOME                                            $   3,702              $ 2,191         $ (1,081)       $ 4,812
                                                    ==============         ============      ===========   ============

BASIC NET INCOME PER SHARE                            $    0.53                                              $  0.69
                                                    ==============                                         ============

WEIGHTED AVERAGE SHARES OUTSTANDING                       6,949                                                6,949
                                                    ==============                                         ============


DILUTED NET INCOME PER SHARE                          $    0.53                                              $  0.67
                                                    ==============                                         ============
WEIGHTED AVERAGE SHARES OUTSTANDING                       6,949                                                7,204
                                                    ==============                                         ============



                       See notes to pro forma statements

        NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1997

ADJUSTMENT
----------


   (1) Reflects the Company's estimate of the increase in rent expense related to lease agreements entered into with the seller of the Clearwater Dealerships for the dealerships' real property that will not be acquired by the Company, and decreases in depreciation expense (based on useful lives ranging from 31.5 to 39 years) and interest expense related to mortgage indebtedness encumbering such property. The related mortgage indebtedness was approximately $5.90 million with interest charged at rates ranging from 9.0% to 9.5% annually.

   (2) The decrease in selling, general and administrative expenses reflects the elimination of salaries paid to the owners of the Clearwater Dealerships who will no longer be involved in the operation of the dealerships as a direct result of the acquisition of the Clearwater Dealerships.

   (3) Reflects the net decrease in selling, general and administrative expenses related to the net reduction in salaries and fringe benefits of owners and employees of the Clearwater Dealerships who will become employees of the Company, consistent with reduced salaries pursuant to certain employees' employment agreements with the Company.

   (4) Reflects the elimination of amortization expense related to goodwill that arose in the acquisition of the Clearwater Dealerships by the previous owner, assuming that the acquisition giving rise to goodwill was consummated on January 1, 1997.

   (5) Reflects the amortization over an amortization period of 40 years of approximately $13.03 million in goodwill resulting from the acquisition of the Clearwater Dealerships which was assumed to have occurred on January 1, 1997. Subject to the Agreement, the Company will be required to make an additional payment, not to exceed $1.75 million, equal to 50% of the pre-tax earnings of the Clearwater Dealerships for fiscal year ended December 31, 1998. Goodwill was calculated based on a $1.66 million earnout payment based on the pro forma results of operations for 1997 and the earnings to date for 1998 of the Clearwater Dealerships. The amount of the earnout payment and the corresponding goodwill actually recorded may be higher or lower than the amount estimated here, depending on the actual fiscal year 1998 pre-tax earnings of the Clearwater Dealerships.

   (6) Reflects the decrease in floor plan interest expense resulting from the refinancing of the floor plan notes payable arrangements of the Clearwater Dealerships to the Company's corporate contractual master floor plan agreement with Ford Motor Credit Company, which requires placement of acquired dealerships floor plan financing with Ford Motor Credit Company. The average interest rate under the master agreement is approximately 7.6% compared to the 8.5% interest rate for the Clearwater Dealerships.

   (7) Reflects the decrease in other interest expense resulting from the Company not assuming the Clearwater Dealerships' notes payable to affiliates amounting to $500,000 at an interest rate of 10.0% and other long-term obligations amounting to $1.31 million at interest rates ranging from 9.0% to 10.0%.

   (8) Reflects the increase in interest expense associated with borrowings amounting to $13.15 million at an interest rate of 8.5% made under the Company's Amended and Restated Credit Agreement with Ford Motor Credit Company to provide the funds necessary for the acquisition of the Clearwater Dealerships.

        NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1997

ADJUSTMENT
----------

   (9) Reflects finance and insurance revenues generated by the Clearwater Dealerships that were paid directly to the dealership owners or wholly-owned management companies and excluded from revenue in the historical statements of the Clearwater Dealerships.

  (10) The Clearwater Dealerships were not subject to federal and state income taxes because they were organized as S corporations during the period indicated. This adjustment reflects an increase in the federal and state income tax provision as if the Clearwater Dealerships had been taxable at the combined statutory income tax rate of 38.6%. Upon completion of the Acquisition, this entity that has historically not been subject to corporate income tax will thereafter be subject to federal and state income tax as a C corporation.

  (11) Reflects the net decrease in the provision for income taxes resulting from adjustments (1) through (9) above, computed using an effective income tax rate of 38.6%.

                        UNAUDITED PRO FORMA BALANCE SHEET
                                DECEMBER 31, 1997
                    (In Thousands except per share amounts)

                                                                  Historical
                                                      --------------------------------
                                                           Sonic           Clearwater      Pro Forma         Pro Forma for
                                                      Automotive, Inc.     Dealerships     Adjustments       the Acquisition
                                                      -----------------   ------------    -------------    ----------------
ASSETS
CURRENT ASSETS:
  Cash and cash equivalents                         $    18,304            $   2,065        $     -        $   20,369
  Marketable Equity Securities                              270                    -              -               270
  Receivables                                            19,784                1,138              -            20,922
  Inventories                                           156,514                9,215              -           165,729
  Deferred income taxes                                     405                    -              -               405
  Due from affiliates                                     1,047                    -              -             1,047
  Other current assets                                    1,048                  282              -             1,330
                                                   ---------------        -----------      ------------     ------------
    Total current assets                                197,372               12,700              -           210,072
PROPERTY AND EQUIPMENT, NET                              19,081                7,829         (7,466)(2)        19,444
GOODWILL, NET                                            74,362                1,736         13,025 (1)        87,387
                                                                                             (1,736)(3)
OTHER ASSETS                                                635                    -              -               635
                                                   ---------------        -----------      ------------     ------------
TOTAL ASSETS                                        $   291,450            $  22,265        $ 3,823         $ 317,538
                                                   ===============        ===========      ============     ============

LIABILITIES AND STOCKHOLDERS EQUITY
CURRENT LIABILITIES:
   Notes payable - floor plan                       $   133,236            $   8,321       $      -         $ 141,557
   Trade accounts payable                                 6,612                  789              -             7,401
   Accrued interest                                       1,071                    -              -             1,071
   Other accrued liabilities                             10,748                  466              -            11,214
   Payable to affiliates                                    445                  500          (500)(4)            445
   Current maturities of long term debt                     584                1,090           (1,090)(2)(6)      584
                                                   ---------------        -----------      ------------     ------------
     Total current liabilities                          152,696               11,166           (1,590)        162,272
LONG-TERM DEBT                                           38,640                6,117           (6,117)(2)(6)   51,786
                                                                                               13,146 (5)
PAYABLE TO COMPANY'S CHAIRMAN                             5,500                    -                -           5,500
PAYABLE TO AFFILIATES                                     4,394                    -                -           4,394
DEFERRED INCOME TAXES                                     1,079                    -                -           1,079
INCOME TAX PAYABLE                                        4,776                    -                -           4,776
STOCKHOLDERS' EQUITY
   Preferred stock                                            -                    -            3,366 (1)       3,366
   Class A Common Stock                                      50                    -                -              50
   Class B Common Stock                                      63                    -                -              63
   Common Stock of Acquired Entity                            -                1,202           (1,202)(1)           -
   Paid in capital                                       68,045                1,210           (1,210)(1)      68,045
   Retained earnings                                     16,186                2,570           (2,570)(1)      16,186
   Unrealized gain on marketable equity securities           21                    -                -              21
                                                   ---------------        -----------      ------------     ------------
      Total stockholders' equity                         84,365                4,982           (1,616)         87,731
                                                   ---------------        -----------      ------------     ------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY         $    291,450            $  22,265        $   3,823       $ 317,538
                                                   ===============        ===========      ============     ============




                       See notes to pro forma statements

                  NOTES TO UNAUDITED PRO FORMA BALANCE SHEET
                              DECEMBER 31, 1997


ADJUSTMENT
----------

   (1) Reflects the preliminary allocation of the aggregate purchase price of the Clearwater Dealerships based on the estimated fair value of the net assets acquired. Because the carrying amount of the net assets acquired, which primarily consist of accounts receivable, inventory, equipment, and floor plan indebtedness, approximates their fair value, management believes the application of purchase accounting will not result in an adjustment to the carrying amount of those net assets. The amount of goodwill and corresponding amortization expense actually recorded may ultimately be different from the amounts estimated here, depending upon the actual fair value of tangible net assets acquired at closing, changes in the estimated fair value of the shares of preferred stock issued as determined by an independent appraisal which has not yet been finalized, as well as the actual earnout payment made by the Company (see note 7). The estimated purchase price allocation consists of the following:

             Estimated total consideration:
                Cash                                              $  11,487,000
                Preferred stock                                       3,366,000
                Earnout payment (7)                                   1,659,000
                                                                  --------------
                                                                     16,512,000
                Less estimated fair value of tangible
                 net assets acquired                                  3,487,000
                                                                  --------------
                Excess of purchase price over fair value
                 of net tangible assets acquired                  $  13,025,000
                                                                  ==============


   (2) Reflects the real property of the Clearwater Dealerships, which is not being acquired in the Acquisition and the related mortgage indebtedness in the amount of $5.90 million.

   (3) Reflects the elimination of goodwill that arose in the acquisition of the Clearwater Dealerships by the previous owner.

   (4) Reflects the Payable to a Clearwater Dealership stockholder that will not be assumed by the Company.

   (5) Reflects borrowings amounting to $13.15 million made under the Company's Amended and Restated Credit Agreement with Ford Motor Credit Company to provide a portion of the funds necessary for the acquisition of the Clearwater Dealerships.

   (6) Reflects the capital loans of the Clearwater Dealerships amounting to $1.31 million which will not be assumed by the Company.

   (7) Subject to the Agreement, the Company will be required to make an additional payment, not to exceed $1.75 million, equal to 50% of the pre-tax earnings of the Clearwater Dealerships for fiscal year ended December 31, 1998. The amount of the earnout payment recorded was estimated based on the pro forma results of operations for 1997 and the earnings to date for 1998 of the Clearwater Dealerships. The amount of the earnout payment and the corresponding goodwill actually recorded may be higher or lower than the amount estimated here, depending on the actual fiscal year 1998 pre-tax earnings of the Clearwater Dealerships.